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                                                                    EXHIBIT 23.2


                        CONSENT OF DELOITTE & TOUCHE LLP


         We consent to the incorporation by reference in this Registration Statement of Suiza Foods Corporation on Pre-effective Amendment No. 1 to Form S-3 of our report dated March 27, 1998, appearing in the Annual Report on Form 10-K of Suiza Foods Corporation for the year ended December 31, 1997, and our report dated February 6, 1998 (February 20, 1998 as to Note 11) with respect to the financial statements of Land-O-Sun Dairies, L.L.C., appearing in the Current Report on Form 8-K filed March 9, 1998, as amended on April 7, 1998, of Suiza Foods Corporation.


                                       /s/ DELOITTE & TOUCHE LLP


Dallas, Texas
January 15, 1999





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